Exhibit 4.50

English Translation

House Lease Contract

This lease contract (hereinafter “this contract”) is made by and between the following two parties in Shanghai, the People’s Republic of China (hereinafter “China”) in                       , 2011:

Lessor (Party A): Shanghai Caohejing High-Tech Park Development Co., Ltd.

Address: 900 Yishan Road, Shanghai, China

Legal Representative: Chen Qingzhou

Post code: 200233

Tel: 86-21-64850000

Fax: 86-21-64851906

Business License: 310112000754808

Lessee (Party B): Shanghai Mecox Lane Information Technology Co., Ltd.

Address: 6th floor, Building B,33 Guangshun Road, Shanghai

Legal Representative: Pu Sijie

Post code: 200233

Tel: 86-21-54649900

Fax: 86-21-64950508

Business License: 310105000209578

In accordance with “the Contract Law of the People’s Republic of China” and “the Regulations of the Shanghai Municipality on Building Leasing”, Party A and Party B, on the basis of equality, voluntariness, fairness and integrity, have reached unanimity through consultations and entered into this Contract in respect of Party B’s leasing of the Housing which Party A is legally entitled to lease.

1.     Legal Status of Both Parties and Documents Related

1.1   Party A, as a Chinese Legal Person, was established subject to the approval of the Chinese government and was in charge of the development, construction, business, management, business in real estate, leasing its own houses etc.

1.2   Party B , as a Chinese Legal Person, is a limited corporation established subject to the approval of the Chinese government and was in charge of the computer hardware and software within the scope specified in the business license.

1.3   Party B shall forward to Party A a copy of its business license, tax registration certificate and submit basic information form of the enterprise in Caohejing Developing Zone and sign the receipt “Notification of Environmental Protection to enterprises in the zone”.

2.     Acknowledgement and Guarantee

2.1   Besides the provision of this contract, both parties shall acknowledge and ensure that:

(1)   Both parties shall be legally qualified to enter into and perform this contract, and be fully aware of its rights, obligations and responsibilities and be willing to comply strictly with this Contract. If either party breaches this contract, the other party is entitled to claim for damages pursuant to the provision of this contract.

(2)   Both parties have completed the necessary approval procedures to enter into this Contract.

(3)   There is no agreement with third parties or other matters which restrict the execution and the performance of this Contract.

2.2   Party A ensures that it has already obtained the effective ownership certificate of the Premises when entering into this contract. The certificate No. is as follows: No. X.H.F.D.(2008)Y.Z.016898

3.     Basic Information about the Premise

3.1   The Premise which Party A leases to Party B is located at Room 504,505,508,509, Building 20 of Shanghai Caohejing Development Zone, 487 Tianlin Road ( the “Premise” ). The style of the Premise is factory and the building area is 954.89 square meters.

3.2   Party A being the property rights owner of the Premises enters into a lease contract with Party B. Prior to the execution of this Contract, Party A has informed Party B that the Premise has not been mortgaged.

3.3   The standard of handover the Premise is attached hereto as Attachment 1

3.4   Floor plan of the Premise is attached hereto as Attachment 2

3.5   A previous lease contract was entered into between the two parties on May 13th, 2009, of which the lease term expired on April 30th, 2011. The premise needn’t be handed over again.

4.     Purpose of the Lease

4.1   Party B promises that the Premises shall be leased only for the purpose of business activities within the scope specified in the business license and it shall comply with the rules and regulations of the State and Shanghai Municipal in relation to the use of houses, as well as the provisions on industry development, environmental protection and property management issued by Caohejing Hi-tech Development Park.

4.2   Party B undertakes that Party B shall not change the purpose of the Premises during the lease term without obtaining the prior written consent of Party A and the relevant authorities.

5.     Handover Date and Lease Term

5.1   The lease term of the Premises shall commence on May 1st 2011 and expire on June 30th 2013.

5.2   Party A may take back the Premises upon the expiration of the lease term, and Party B shall return the Premises punctually. If Party B wishes to renew the lease, a written notice shall be served on Party A 3 months prior to the expiration of the lease term. Subject to Party A’s consent to the renewal, a new lease contract shall be executed. Both parties may adjust the rental with the increase rate no more than 20% according to the market situation. If no unanimity can be reached by both parties, Party A may terminate the contract and take back the Premise. Party B shall have the option to renew the lease on the same conditions.

6.     Rent, Method of Payment and Period

6.1   The rent is RMB3.10 per day per square meter. The annual rental is RMB1080458.04 in total.

6.2   The rental shall be due paid before use of the Premise. Party B agrees to pay the rental calculated as RMB180076.34 covering the period between May 1st and June 30th 2011 within 10 days upon the effective date of this Contract. Annual rental for the next year shall be paid in 4 installments before the first day of each quarter, each time 25% of the annual rental in an amount of RMB270114.51. In the event that the rental payment is due on Saturday, Sunday or national statutory holiday, the payment can be postponed to the first business day after the holiday. In event of any delay of the payment by Party B, a penalty at 0.05% of the rental payable for each day of the delay shall be charged.

7.     Deposit and Other Fees

7.1   Both parties agree that Party B shall pay Party A the Deposit in an amount of RMB270,114.51 equal to 3 times of monthly rental within 10 days upon the effective date of this Contract(the “Deposit”).

Party B has paid the Deposit in an amount of RM236,520, so it shall pay the Deposit in an amount of RM33,594.51 within 10 days upon the effective date of this Contract. On receipt of the Deposit, Party A shall issue a receipt to Party B.

If Party B fails to pay all the Deposit according to this contract exceeding 5 days, Party A has right to terminate the contract, and if Party A terminates the contract, Party B shall pay the liquidated damage equal to double amount of monthly rental.

During the lease term, the Deposit shall not offset the rental. Upon the expiration of the tenancy, Party A shall return the Deposit without any interest to Party B within 10 days after Party B pays off all the related fees and hand over the Premise. In the event that Party B fails to pay related fees and brings losses to Party A at Party B’s fault, Party A is entitled to deduct from the Deposit and return the remains to Party B without any interest.

7.2   During the tenancy, Party B shall bear the fees of water, electricity, gas, telecommunication,

equipment and etc.

7.3   Party B shall directly apply to the related departments for installation of electricity, telecommunication and etc. at its own expenses.

7.4   Party B shall enter into a Property Management Contract with the property management company under which Party B shall bear the property management fee. The property management fee of the Premise is currently rated at RMB8.00 per month per square meter. Party B shall pay the property management fee of the Premise upon the date of handover the Premise.

8.     Use of the Premises and Responsibility to Repair the Premises

8.1   In the event that Party B discovers any natural damages of the Premises and its ancillary facilities during the tenancy, Party B shall promptly inform the property management company for repair. Party B shall positively provide assist and support for the reparation. Party B shall be responsible for the consequence resulted from the failure of prompt reparation due to its act or omission.In the event that Party A fails to repair them in the reasonable time, Party B may repair them instead at the reasonable cost of Party A after informing Party A in 3 working days in advance.  .

8.2   Party B shall properly use and take good care of the Premise and its ancillary facilities during the tenancy. Party B shall be responsible to repair the contrived damage or breakdown at its own cost In the event that Party B fails to repair them in the reasonable time, Party A may repair them instead at the reasonable cost of Party B after informing Party B in 3 working days in advance.  .

8.3   Party A ensures that the Premise and its ancillary facilities shall be in a good condition during the tenancy. Party A may inspect, maintains the Premise, and Party B shall provide support. Party A shall reduce the impact on the use of the Premise of Party B.

8.4   If Party B needs to re-decorate or add ancillary facilities to the Premise, Party B shall obtain the prior written consent of Party A, and handle the relevant procedures with the property management department and obtain the approval of the related department if needed.

8.5   Upon the cancellation or termination of this Contract, Party B shall reinstate the Premise except for the gradual deterioration. Party B shall surrender the lease upon the inspection and acceptance by Party B.

9.     Condition of the Premises When It Is Returned

9.1   Upon the expiry or termination of this Contract, Party B shall return the Premise in a good condition consistent with that when it was previously handed over to Party B. Party A shall inspect the Premise when the Premise is returned and the parties hereto shall then settle the fees under this Contract. Party A is entitled to deduct related expenditure for reinstating the condition of the Premise from the Deposit and can ask for payments from Party B for any excessive expenditure If Party B plans not to restore the condition of Premise and keep the leasehold improvements, it shall apply to Party A and in advance and Party should agree to Party B’s plan in writing. If Party A agrees no restoration or partial restoration, Party B shall conduct the restoration work if necessary, according to Party A’s requirement and shall provide complete set of blueprints, fire control inspection certificates, quality assurance certificate and user manuals of all leasehold improvements.

9.2   Party A is entitled to deduct any unsettled expenses and any damages caused by Party B from the Deposits, upon the expiry or termination of this Contract. The remainder of the Deposit will be returned to Party B with no interests. Party A can ask for payment from Party B for any excessive expenses or damages.

9.3   If Party B uses the address of the Premise as its business registrations, it shall finish the modification of the business address prior to the expiry or termination of this Contract. If the modification is not finished within 5 working days after the expiry or termination of this Contract, the Deposit will be forfeited. The clause will not be effective if Party A agrees Party B to keep its business address unchanged after prior negotiation.

9.4   Unless Party A agrees to renew the lease and execute a renewed contract with Party B, Party B shall return the Premise upon the expiry or termination of this Contract for any reason. If Party B fails to return the Premise punctually without consent of Party A, it shall pay to Party A an occupation fee of the Premise equal to double amount of the daily rental for each day of delay. Party B agrees that if it delays to return or reinstate the Premise for 15 days or more, Party A may enter into the Premise and regard Party B abandon the ownership or usufruct of the decoration, facilities, equipments, and other goods left inside the Premise, which may be disposed of freely by Party A. If any rights or interests of a third party are involved, Party B shall bear the compensation to the third party. Party A is entitled to reinstate the Premise on behalf of Party B at Party B’s expenses. The Premise shall be regarded as returned by the time when Party A enters hereinto.

10.   Sublet, Transfer

10.1 Party B shall not sublet the Premise, in part or whole, during the tenancy unless otherwise supplement provisions of this contract or agreed by Party A in writing.

10.2 If Party A wishes to sell the Premise during the tenancy, Party A shall inform Party B in advance.  Party B shall have the priority to purchase the Premises on the same conditions.

11.   Conditions on the Termination of this Contract

11.1 Both parties agree that neither party shall be liable to the other party if this Contract is terminated upon the occurrence of any of the following events during the tenancy:

(1) The usufruct of the land on which the Premise is located is early revoked pursuant to the law.

(2) The Premise is legally requisitioned due to public interest.

(3) The Premise is legally demolished and relocated due to urban development.

(4) The Premises is damaged, destroyed or otherwise identified as dangerous.

11.2 Both parties agree that either party may terminate this contract upon a written notice to the other party if any of the following events occurs. The defaulting party shall pay the other party a liquidated damage equal to double amount of the monthly rental. If the said liquidate damages is insufficient to make up the losses and damages suffered by the other party, the defaulting party shall further compensate the balance thereof:

(1) Party A fails to hand over the Premises punctually, and doesn’t remedy the same within 10 days from the date of Party B’s written notice.

(2) The Premises delivered by Party A fails to comply with the conditions as herein contained thereby frustrating the purpose of the lease;

(3) Party B changes the purpose of the Premises without written consent of Party A, causing damage to the Premises and;

(4) and fails to make it repaired in a reasonable time;

(5) Party B sublets the Premise, transfer the leasing right to a third party or exchange with a third party their respective leased premises without permission;

(6) Party B delays to pay the rent and the rental cumulatively up to 1 month;

(7) Party B takes advantage of the Premise for illegal activities.

(8) Party B occupies public area, fire-control passway or fails to comply with the laws and regulations of environmental protection and fire control in 5 working days after informed by Party A.

12.   Liabilities for Breach of Contract

12.1 Party A shall be responsible to compensate Party B for the property damage or personal injury of Party B directly caused by Party A’s failure to perform its obligations as contained here in relation to the repair and maintenance of the Premises during the tenancy.

12.2 In the event that Party B decorates the Premise or installs other ancillary facilities without written consent of Party A or beyond the scope and requirement agreed by Party A thereof, Party A may claim against Party B for compensation and recovery of the Premise.

12.3 In the event that Party A early terminates this Contract other than in accordance with the provisions herein contained during the tenancy, it shall pay Party B a penalty as liquidated damages equal to 50% the rental of the days which Party A takes back the Premises (no more than 3 times of the monthly rental). If the liquidated damages are not sufficient to make up Party B’s losses, Party A shall further compensate for Party B.

12.4 In the event that Party B early surrenders this Contract other than in accordance with the provisions herein contained during the tenancy, it shall pay Party A a penalty as liquidated damages equal to 50% the rental of the days which Party early surrenders the Premises (no more than 3 times of the monthly rent). If the liquidated damages is not sufficient to make up Party A’s losses, Party B shall further compensate for Party A. Party A may deduct the compensation from the Deposit. If the Deposit is not sufficient to deduct, Party B shall further pay for Party A.

12.5 Except clause 12.3 and 12.4 of this contract, upon any breach of the Contract occurs, the non-defaulting party has an option either to terminate this contract or to continue to perform this contract. If the non-defaulting party requires to continue to perform this contract, the defaulting party, whether paid the liquidated damages, compensation and penalty or not, shall nevertheless continue the performance of this contract.

13.   Other Provisions

13.1 During the tenancy, Party A shall inform Party B by a written notice of any mortgage on the Premise.

13.2 During the tenancy, besides the usufruct of the Premise, Party B also has the usufruct of public toilets, fire-control devices and the right to pass through the pass corridors, stairs, elevators and hallways. Party B may neither store anything flammable, explosive or toxic, nor occupy non-leased areas without permission. During the tenancy, Party B shall manage its owned property and get such property insured at its own expenses.

13.3 Party B shall obtain the approval of the Development Park and the related municipal department in relation to anything flammable, explosive, noisy and wastes, and shall start produce after reaching safety and emission standard. Party B shall prior obtain the approval of the fire-control department before the commencement of re-decoration.

13.4 Party A ensures that the Premise it leases completely accord with the laws of fire-control and requirements of the municipal fire-control administration.

13.5 Party A shall ensure that Party B has the right and freedom to conduct its normal business. Unless otherwise stipulated by the law or hereof, Party A shall not interfere in the affairs of Party B’s business.

13.6 Party A shall coordinate positively in case of any disputes between the adjacent party arise .

13.7 Either Party who encounters Force Majeure such as war (whether there’s a declaration or not), earthquake, typhoon, flood, fire and etc, failing to perform any clause hereof, shall inform immediately the other party by a written notice and provide within 15 days with the detail of the Force Majeure and written documentation concerning the failure or delay performance of the Contract.

Both party may consult and decide, according to the impact of the Force Majeure on the performance of the contract, either to terminate this contract, partly cancel or delay the performance of the Contract.

13.8 The execution, validity, explanation, performance and dispute settlement shall be governed by the laws and regulations of China and the rules of Shanghai Municipality.

13.9  Any dispute arising from the performance of this Contract or in connection with this Contract shall be settled by good faith negotiations between the parties. If the parties are unable to resolve any dispute or claim between them by good faith negotiation, such dispute or claim shall be resolved by the court of Shanghai with the jurisdiction over the matter. The final judgment shall be binding on both parties.

13.10       If any outstanding matter with respect to this contract remains, both parties shall reach a supplemental agreement as a integrate part of this Contract and legally binding upon both parties.

This contract can be revised by negotiations between both parties. Any revision hereof shall be done via a written agreement and shall become effective only after being executed by legal representatives or authorized persons of both parties. Both parties shall continue to perform this Contract according to original provisions hereof before the revised ones become effective.

13.11       Both parties confirm their addresses and telephone numbers as follows:

Party A’s address: 900 Yishan Road, Shanghai,China Zip Code: 200233

Tel: 86-21-64850000  Fax: 86-21-64851906

Party B’s address: 22th floor,Building 20,487 Tianlin Road Zip Code: 200233

Tel: 86-21-54649900  Fax:86-21-64950508

All notices, documents, materials to be served or notified to the parties resulted from the performance hereof shall be faxed to the addresses or numbers set forth above. Either party shall change its address or telephone numbers by a written notice to the other party.

It shall be regarded as served by the time of receipt if served by a personal delivery, by the time of sending the fax if served by fax, and on the day of sending the registered mail if served by mail.

13.12       This Contract shall become effective after being sealed or executed by legal representatives or authorized persons of both parties.

13.13       This contract shall be countersigned in 2 originals; each party shall hold 1 original.

Party A: Shanghai Caohejing High-Tech Park Development Co., Ltd.

Signed by:/s/

[Seal: Shanghai Caohejing High-Tech Park Development Co., Ltd.]

Legal Representative (or authorized person):

Date:

Bank: Bank of China, Xuhui Branch

Account No.:

Party B: Shanghai Mecox Lane Information Technology Co., Ltd.

Signed by: [Seal: Shanghai Mecox Lane Information Technology Co., Ltd.]

Legal Representative (or authorized person):

Date:

Bank:

Account No.: